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EXHIBIT 3.2

                          CERTIFICATE OF AMENDMENT TO THE
                            CERTIFICATE OF INCORPORATION

                          BPI PACKAGING TECHNOLOGIES, INC.

     BPI Packaging Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

     FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting the first and second paragraphs of Section 4 of the Certificate of Incorporation in its present form and substituting therefor a new first and second paragraph of Section 4 in the following form:

     A. This Corporation is authorized to issue two classes of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares this Corporation is authorized to issue is one hundred fifty two million (152,000,000) shares of capital stock.

     B. Of such authorized shares, one hundred fifty million (150,000,000) shares shall be designated "Common Stock" and have a par value of $0.01 per share. Two million (2,000,000) shares shall be designated "Preferred Stock" and have a par value of $0.01 per share.

     SECOND:   The amendment to the Certificate of Incorporation of the
Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at the annual meeting of stockholders called and held on August 24, 1999.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Hanspeter Schulz, its President, and attested by Marci A. Moss, its Secretary, this 24th day of August, 1999.

BPI PACKAGING TECHNOLOGIES, INC.

By:  /s/ Hanspeter Schulz
     ----------------------------
     Hanspeter Schulz
     PRESIDENT

ATTEST:

By:  /s/ Marci A. Moss
     ----------------------------
     Marci A. Moss
     SECRETARY


Note:     Filed with the Delaware Secretary of State on August 27, 1999.